UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

Sykes Enterprises, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Tampa, Florida	33602

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 274-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2005, the Compensation Committee of the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) approved accelerating the vesting of most out-of-the-money, unvested stock options held by current employees, including executive officers and certain employee directors. An option was considered out-of-the-money if the stated option exercise price was greater than the closing price, $7.23, of the Company’s common stock on the day the Compensation Committee approved the acceleration. The accelerated vesting was effective as of February 1 2005; however, holders of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) to purchase 58,949 shares of common stock and holders of certain stock options issued to certain foreign employees, have the opportunity to decline the accelerated vesting in order to prevent changing the status of the incentive stock option for federal income tax purposes to a non-qualified stock option or the restriction of the availability of favorable tax treatment under applicable foreign law. The following table summarizes the options subject to acceleration:

	Aggregate Number of	Weighted Average
	Shares Issuable Under	Exercise Price Per
	Accelerated Options	Share
Certain Directors & Executive Officers:
Gordon H. Loetz (former employee director)	8,300	$9.200
Jenna Nelson	16,500	$8.640
William Rocktoff	29,500	$9.050
Charles Sykes (employee director)	11,000	$9.090

Total Certain Directors & Executive Officers	65,300	$8.972
Total Non-officer Employees	101,550	$9.907

Total	166,850	$9.541

The decision to accelerate vesting of these options and eliminate future compensation expense was based on a review of the Company’s long-term incentive programs in light of current market conditions and changing accounting rules regarding stock option expensing that the Company must follow beginning July 1, 2005. This accounting rule, entitled Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”), will require that compensation cost related to share-based payment transactions, including stock options, be recognized in the financial statements. Assuming that no holders of incentive stock options or the referenced foreign stock options elect to decline the accelerated vesting, it is estimated that the maximum future compensation expense that would have been charged to earnings, absent the acceleration of these options, based on the Company’s implementation date for SFAS 123R of July 1, 2005, was approximately $0.3 million, of which approximately $0.1 million was related to options held by executive officers and certain employee directors of the Company. The Company will report this future compensation expense in the 2005 financial statements as pro forma footnote disclosures, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED
	By:	/s/ W. Michael Kipphut
W. Michael Kipphut
Date: February 7, 2005		Group Executive, Senior Vice President – Finance